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                                                                     EXHIBIT 3.1


                          CERTIFICATE OF INCORPORATION

                                       OF

                     PLAINS EXPLORATION & PRODUCTION COMPANY

     THE UNDERSIGNED, acting as the incorporator of a corporation under and in accordance with the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended from time to time (the "General Corporation Law"), hereby adopts the following Certificate of Incorporation for such corporation:

                                   ARTICLE I

     The name of the corporation is Plains Exploration & Production Company (the "Corporation").

                                   ARTICLE II

     The purpose for which the Corporation is organized is any or all lawful acts and activities for which corporations may be incorporated under the General Corporation Law.

                                  ARTICLE III

     The street address of the initial registered office of the Corporation is The Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of Newcastle, Delaware 19801, and the name of its initial registered agent at such address is The Corporation Trust Company.

                                   ARTICLE IV

     The total number of shares of capital stock that the Corporation is authorized to issue is 105,000,000 shares, consisting of 100,000,000 shares of Common Stock, par value $0.01 per share (the "Common Stock"), and 5,000,000 shares of Preferred Stock, par value $0.01 per share (the "Preferred Stock").

     The shares of Preferred Stock may be issued from time to time in one or more series. Apart from any other provisions in this Certificate of Incorporation authorizing the issuance of shares of Preferred Stock, the Board of Directors of the Corporation is authorized to establish from time to time, by resolution or resolutions, the number of shares to be included in each series and to fix and alter the powers, preferences, and relative, participating, optional or other special rights, including voting rights, and qualifications, limitations or restrictions granted to and imposed upon any series thereof, and to fix the designation of any such series of Preferred Stock.



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The Board of Directors of the Corporation, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors of the Corporation originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the original issue of shares of that series.

     Subject to the provisions of applicable law or of the Bylaws with respect to the closing of the transfer books or the fixing of a record date for the determination of stockholders entitled to vote, and except as otherwise provided by applicable law or by the resolution or resolutions providing for the issue of any series of Preferred Stock, the holders of outstanding shares of Common Stock shall exclusively possess the voting power for the election of directors and for all other purposes, with each holder of record of shares of Common Stock being entitled to one vote for each share of Common Stock standing in the name of such holder on the books of the Corporation.

                                   ARTICLE V

     The name and mailing address of the incorporator is as follows:

            Name                         Mailing Address
            ----                         ----------------
      Kristy T. Harlan                   1900 Pennzoil Place, South Tower
                                         711 Louisiana Street
                                         Houston, Texas 77002

                                   ARTICLE VI

     The Corporation will have perpetual existence.

                                  ARTICLE VII

     The powers of the incorporator will terminate upon the filing of this Certificate of Incorporation, and the following persons will thereupon serve as directors of the Corporation until the first annual meeting of stockholders or until their successors are duly elected and qualified, until their earlier, death, resignation or removal:


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            Name                         Address
            ----                         --------
      James C. Flores                    500 Dallas Street, Suite 700
                                         Houston, Texas 77002

       Jerry L. Dees                     500 Dallas Street, Suite 700
                                         Houston, Texas 77002

     Tom H. Delimitros                   500 Dallas Street, Suite 700
                                         Houston, Texas 77002

       John H. Lollar                    500 Dallas Street, Suite 700
                                         Houston, Texas 77002

                                  ARTICLE VIII

     Cumulative voting by the stockholders of the Corporation at any election of directors of the Corporation is hereby prohibited.

                                   ARTICLE IX

     The preemptive right of any stockholder of the Corporation to acquire additional or unissued or treasury shares of the Corporation, or securities of the Corporation convertible into or carrying a right to subscribe to or acquire shares of the Corporation is hereby denied; provided, however, that nothing herein precludes the Corporation from granting preemptive rights by contract or agreement to any person, corporation, or other entity.

                                   ARTICLE X

     No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL or (d) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended after the effective date of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors or the person or persons exercising or performing any of the powers or duties otherwise conferred or imposed upon directors of the Corporation then the liability of the director of the Corporation or the person exercising or performing any of the powers or duties otherwise conferred or imposed upon directors of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

     Any amendment or repeal of this Article X by either (i) the stockholders of the Corporation or (ii) amendment to the DGCL shall not adversely affect any right or protection existing at the time of such amendment or repeal with respect to any acts or omissions occurring before such amendment or repeal of a director.


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                                   ARTICLE XI

         The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to, or testifies or otherwise participates in, any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding and any inquiry or investigation that could lead to such an action, suit or proceeding (whether or not by or in the right of the Corporation), by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another corporation, partnership, joint venture, sole proprietorship, trust, nonprofit entity, employee benefit plan, or other enterprise, against all judgments, penalties (including excise and similar taxes), fines, settlements, and expenses (including attorneys' fees and court costs) actually and reasonably incurred by such person in connection with such action, suit, or proceeding to the fullest extent permitted by the General Corporation Law, and such indemnity will inure to the benefit of the heirs, executors, and administrators of any such person so indemnified pursuant to this Article XI; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any person pursuant to this Article XI in connection with an action, suit, or proceeding (or part thereof) initiated by such person unless such action, suit, or proceeding (or part thereof) was authorized or consented to by the Corporation's Board of Directors. The right to indemnification under this
Article XI will also include, with respect to directors and officers, the right to be paid by the Corporation the expenses incurred in defending, testifying, or otherwise participating in any such proceeding in advance of its disposition to the fullest extent permitted by applicable law; provided, however, that, if the General Corporation Law requires, the payment of such expenses incurred by a director or officer in advance of the final disposition of a proceeding will be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it is ultimately determined that such director or officer is not entitled to be indemnified under this Article XI or otherwise. The Corporation may, by action of its Board of Directors, to the fullest extent permitted by applicable law, pay the expenses of defending such proceeding incurred by employees and agents of the Corporation in advance of its disposition upon such terms as the Board of Directors deems appropriate. The right to indemnification and advancement of expenses under this
Article XI is a contract right and should not be deemed exclusive of any other right to which those seeking indemnification may be entitled under any law, bylaw, agreement, vote of stockholders, or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and will continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators. Any repeal or amendment of this Article XI by the stockholders of the Corporation or by changes in applicable law, or the adoption of any other provision of this Certificate of Incorporation inconsistent with this Article XI, will, to the extent permitted by applicable law, be prospective only (except to the extent such amendment or change in applicable law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and will not adversely affect the indemnification of any person who may be indemnified at the time of such repeal or amendment or adoption of such inconsistent provision.



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                                  ARTICLE XII

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to adopt the original Bylaws of the Corporation, to amend or repeal the Bylaws or to adopt new Bylaws, subject to any limitations that may be contained in such Bylaws, but any Bylaws adopted by the Board of Directors may be amended or repealed by the stockholders entitled to vote thereon.

                                   ARTICLE XI

     Election of directors need not be by written ballot.

                                  ARTICLE XII

     Notwithstanding any other provision of this Certificate of Incorporation or the Bylaws of the Corporation to the contrary, no action required to be taken or which may be taken at any annual or special meeting of the stockholders of the Corporation may be taken by written consent without a meeting of such stockholders, except that such action may be taken if authorized in advance by the Board of Directors of the Corporation.

                            [Signature page follows]




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     IN WITNESS WHEREOF, the incorporator of the Corporation hereto has caused this Certificate of Incorporation to be duly executed as of September 18, 2002.



                         /s/ Kristy T. Harlan
                         ------------------------------------------------------
                         Kristy T. Harlan, Incorporator

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